UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K and 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2010

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-12561	95-3819300
(Commission File Number)	(IRS Employer Identification No.)

3/F West Wing Dingheng Plaza, 45A North Fengtai Road, Beijing, China, 100071
(Address of principal executive offices and zip code)

(86) 10-63860500
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On March 16, 2010, the Company concluded, based, in part, on the recommendation of its current independent auditors, Paritz & Company, P.A., that the financial statements included in the Form 10-K for the period ended December 31, 2008 and the financial statements included in Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 should not be relied upon. These financial statements were audited or reviewed by the Company’s prior auditor, Cordovano and Honeck.

The following are the reasons the restatement is required.

The acquisition of the additional 29.97% interest in Tianjin Hua Neng Energy Equipment Company was not properly recorded.   As disclosed in Note 4 to the financial statements, the Company paid $515,026 at the completion of the agreement with the remainder, aggregating approximately $1,047,611 plus interest to be paid over the next three years. The Company only recorded the amount actually paid and did not record the corresponding debt. In addition the 1,000,000 warrants to purchase the Company’s common stock were issued as part of the purchase price and were not valued and included as additional purchase price

After further analysis of the Company’s revenue recognition policy, it has decided to amend the revenue recognition of its consolidated subsidiary Tianjin Hua Neng. The Company will make the appropriate entries to properly record the revenue and associated costs of revenue.  The amount of this adjustment has not yet been determined.

We have requested our prior independent accountant to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to state the respects in which it does not agree. On April 9, 2010, we received such a letter from our prior auditor which is attached hereto as Exhibit 16.1.

The Company will be amending its Annul Report on Form 10-K for period ended December 31, 2008 and Forms 10-Q for subsequent interim periods with the Securities and Exchange Commission to include restated financial statements correcting this error. The financial statements for the period ended December 31, 2008 and subsequent interim periods should no longer be relied upon.

The executive officers of the Company discussed with the Company’s prior independent auditors as well as the current independent auditors the matters disclosed in this Item 4.02 of the Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

6.1           Letter from Cordovano and Honeck, dated April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

	By:	/s/ Deli Du
Name: Deli Du
Title: Chief Executive Officer and President
Dated: April 9, 2010